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E-Filed

Colorado Secretary of State
Date and Time: 05/08/2012 01:04 PM
ID Number: 19931034540

Document number: 20121260505
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19931034540

1. Entity name: NOVA NATURAL RESOURCES CORPORATION
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) GREENESTONE HEALTHCARE CORPORATION

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

   OR

   If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: 05/18/2012 07:30 AM *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Dean	Faiyaz		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

601 Union Street, Suite 4200
(Street name and number or Post Office information)

Seattle	WA	98101
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)

RE: NOVA NATURAL RESOURCES CORPORATION
FILE NO. 19931034540

The Articles of Incorporation are amended by the deletion of **ARTICLE I NAME** and the insertion of the following language:

ARTICLE I
NAME

The name of the corporation shall be GREENESTONE HEALTHCARE CORPORATION.

AND:

The Articles of Incorporation are amended by the deletion of the introductory paragraph of **ARTICLE IV CAPITAL** and the insertion of the following language:

ARTICLE IV
CAPITAL

The aggregate number of shares which this corporation shall have the authority to issue is one hundred million (100,000,000) shares all being common stock (the "Common Stock"), issued at .01 par value per share. No share shall be issued until it has been paid for, and it shall thereafter be non-assessable. The common stock shall have the following preferences, conversion and other rights, restrictions, voting powers, limitations as to dividends, and qualifications:

Nova Natural Resources Corporation

Per: ______________________

Shawn Leone, President and C.E.O.